UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 25, 2013

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8931	95-1678055
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

9333 Balboa Avenue
San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01  Entry into a Material Definitive Agreement.

On February 25, 2013, Cubic Corporation (NYSE “CUB”) (“Cubic”) entered into a Registration Rights Agreement (the “Agreement”) with Zable Survivor’s Trust dated September 18, 1978, Zable Marital QTIP Trust dated September 18, 1978, Zable Reverse QTIP Marital Trust dated September 18, 1978, and Zable Trust dated September 18, 1978 (the “Shareholders”), pursuant to which Cubic granted, subject to certain conditions and limitations, registration rights to the Shareholders with respect to their shares of Cubic common stock. In addition, for offerings effected in connection with the following rights, Cubic has agreed to indemnify the selling Shareholders and the underwriters, except with respect to certain information provided by them.

Subject to specified limitations, the Shareholders may require that Cubic register all or a portion of their registrable securities for sale under the Securities Act of 1933, as amended (the “Securities Act”), on a Form S-1 registration statement. Cubic is obligated to effect one such registration on Form S-1, but has also agreed to effect one additional registration on Form S-1 under specified circumstances. The Shareholders are also entitled to certain Form S-3 registration rights, commencing on the date that Cubic becomes eligible to register securities on Form S-3. In addition, if at any time Cubic proposes to register any of its securities under the Securities Act for sale to the public, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the sale of Cubic’s common stock to the public for cash, the Shareholders are entitled to notice of such registration and are entitled to include their shares of common stock in the registration, subject to certain limitations.

The foregoing summary of the Agreement is qualified in its entirety by the terms of the Agreement, which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit
Number	Description of Exhibit
4.1	Registration Rights Agreement, dated as of February 25, 2013, by and among Cubic Corporation and certain of its shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2013	CUBIC CORPORATION

	By:	/s/ James R. Edwards
	Name:	James R. Edwards
	Title:	Senior Vice President,
General Counsel & Secretary